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                                                                    EXHIBIT 99.1

THE TIMESHARE EXCHANGE BUSINESS
RCI COMPOUND ANNUAL GROWTH RATE
(IN MILLIONS)



        Members at
         Year end
        ----------

  1998              2.30
  1993              1.57*

CAGR**               8%


       Exchanges for
      the year ending
      ---------------


  1998              1.71
  1993              1.18*

CAGR**                 8%


----------
* The Company acquired RCI on November 12, 1996. Information utilized for this calculation prior to the acquisition date is unaudited.

** Defined as Compound Annual Growth Rate